UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2010
WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-32550	88-0365922

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 West Sahara Avenue, Las Vegas, Nevada	89102

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 248-4200

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.
     On September 14, 2010, the board of directors (the “Board”) of Western Alliance Bancorporation (the “Company”) (1) approved an amendment to the Company’s Amendment and Restated By-laws (the “By-laws Amendment”) to prohibit certain acquisitions of the Company’s common stock, par value $0.0001 per share (“Common Stock”), (2) approved, subject to the approval of the Company’s stockholders, an amendment to the Company’s Second Amended and Restated Articles of Incorporation, as amended (the “Articles Amendment”), to prohibit certain acquisitions of Common Stock, and (3) called a Special Meeting of the Company’s stockholders to be held on November 30, 2010 (the “Special Meeting”), to vote on the Articles Amendment.
     The terms of the By-laws Amendment and Articles Amendment are identical in substance. They are intended to protect the Company’s ability to use certain tax assets, such as net operating loss carryforwards, capital loss carryforwards and certain built-in losses (the “Tax Benefits”), to offset future taxable income. If the Company were to experience an “ownership change,” as defined in Section 382 of the Internal Revenue Code (the “Code”), its ability to utilize these Tax Benefits to offset future taxable income could be significantly limited. Generally, an “ownership change” will occur if the percentage of the Common Stock owned by one or more “five percent stockholders” increases by more than 50 percentage points over the lowest percentage of stock owned by such stockholders at any time during the prior three-year period.
     The By-laws Amendment is intended to reduce the likelihood that the Company will experience an ownership change by prohibiting any Person (as defined below) from acquiring shares if such acquisition would result in a Person owning 4.9% or more of the outstanding shares of the Company’s then-outstanding Common Stock, or any existing 4.9% or greater holder from acquiring any additional shares of Common Stock, in each case, without the written approval of the Board. The Board may approve an acquisition that would otherwise violate the restrictions of the By-laws Amendment, if the Board determines that such acquisition is in the best interests of the Company. As used herein, “Person” means any individual or legal entity, including a group of persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i).
     For purposes of determining the existence and identity of, and the amount of Common Stock owned by, any stockholder, the Company is entitled to rely on the existence or absence of filings with the Securities and Exchange Commission of Schedules 13D and 13G (or any similar filings) as of any date, subject to the Company’s actual knowledge of the ownership of its Common Stock.
     The By-laws Amendment will expire on the earlier of: (i) the repeal of Section 382 of the Code or any successor statute if the Board expressly determines that the By-laws Amendment is no longer necessary for the preservation of Tax Benefits, (ii) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward, or (iii) December 31, 2013. The Board is also permitted to accelerate or extend the expiration date of the By-laws Amendment to the extent it deems necessary or advisable to protect or preserve the Tax Benefits.
     The foregoing is a description and summary of the By-law Amendment, and is qualified in its entirety by the full text of the By-laws Amendment (as adopted and effective on September 14, 2010), which is filed as Exhibit 3.1 to this Current Report on 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The information set forth under Item 3.03 of this Current Report on Form 8-K with respect to the By-laws Amendment is incorporated into this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
3.1	Western Alliance Bancorporation Amendment to Amended and Restated By-laws dated September 14, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION (Registrant)
Date: September 20, 2010	By:	/s/ Dale Gibbons
Dale Gibbons
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Western Alliance Bancorporation Amendment to Amended and Restated By-laws dated September 14, 2010